Exhibit 23.1

CONSENT OF INDEPENDENT RESGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1 of our report dated March 19, 2012 relating to the consolidated financial statements, and the effectiveness of internal control over financial reporting, which appears in Seanergy Maritime Holdings Corp.'s Annual Report on Form 20-F for the year ended December 31, 2011.  We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers S.A.

Athens, Greece
March 29, 2012